CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—
Strategic 10/A+ Portfolio, 2002 Series C:

We consent to the use of our report dated August 15, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 15, 2002